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                                                    Prospectus dated May 1, 2009

                             (JOHN HANCOCK(R) LOGO)
                             JOHN HANCOCK ANNUITIES

                           Venture(R) Variable Annuity

This Prospectus describes interests in VENTURE(R) flexible Purchase Payment deferred combination Fixed and Variable Annuity contracts (singly, a "Contract" and collectively, the "Contracts") issued by JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) ("John Hancock USA") in all jurisdictions except New York, or by JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK ("John Hancock New York") in New York. Unless otherwise specified, "we," "us," "our," or a "Company" refers to the applicable issuing company of a Contract. You, the Contract Owner, should refer to the first page of your Venture(R) Variable Annuity Contract for the name of your issuing Company.

VARIABLE INVESTMENT OPTIONS. You may allocate Contract Values or Additional Purchase Payments, to the extent permitted under your Contract, in Variable Investment Options. If you do, we will measure your Contract Value (other than value allocated to a Fixed Investment Option) and Variable Annuity payments according to the investment performance of applicable Sub-Accounts of JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT H or, in the case of John Hancock New York, applicable Sub-Accounts of JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A (singly, a "Separate Account" and collectively, the "Separate Accounts"). Each Sub-Account invests in one of the following Portfolios of John Hancock Trust that corresponds to a Variable Investment Option that we make available on the date of this Prospectus. John Hancock Investments Management Services, LLC is the investment adviser to the John Hancock Trust. We show the Portfolio's manager (i.e., subadviser) in bold above the name of the Portfolio:

CAPITAL RESEARCH AND MANAGEMENT COMPANY
(Adviser to the American Fund Insurance Series)
   American Asset Allocation Trust
   American Bond Trust
   American Global Growth Trust
   American Global Small Capitalization Trust
   American Growth Trust
   American Growth-Income Trust
   American High-Income Bond Trust
   American International Trust
   American New World Trust
DAVIS SELECTED ADVISERS, L.P.
   Financial Services Trust
   Fundamental Value Trust
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
   Real Estate Securities Trust(1)
DIMENSIONAL FUND ADVISORS LP & INVESCO AIM CAPITAL MANAGEMENT, INC.
   Small Cap Opportunities Trust(2)
FRANKLIN TEMPLETON INVESTMENTS CORP.
   International Small Cap Trust
GRANTHAM, MAYO, VAN OTTERLOO & CO.  LLC
   International Core Trust
JENNISON ASSOCIATES LLC
   Capital Appreciation Trust
MARSICO CAPITAL MANAGEMENT, LLC
   International Opportunities Trust
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.), LLC
   High Income Trust
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
   Core Allocation Trust
   Core Balanced Trust
   Core Disciplined Diversification Trust
   Core Fundamental Holdings Trust
   Core Global Diversification Trust
   Core Strategy Trust
   Lifestyle Aggressive Trust
   Lifestyle Balanced Trust
   Lifestyle Conservative Trust
   Lifestyle Growth Trust
   Lifestyle Moderate Trust
   Mid Cap Index Trust
   Money Market Trust
   Pacific Rim Trust
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
   Global Bond Trust
   Total Return Trust
RCM CAPITAL MANAGEMENT LLC& T. ROWE PRICE ASSOCIATES, INC.
   Science & Technology Trust(3)
T. ROWE PRICE ASSOCIATES, INC.
   Blue Chip Growth Trust
   Equity-Income Trust
   Health Sciences Trust
   Small Company Value Trust
TEMPLETON GLOBAL ADVISORS LIMITED
   International Value Trust
UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
   Global Allocation Trust
VAN KAMPEN(4)
   Value Trust
WELLINGTON MANAGEMENT COMPANY, LLP
   Investment Quality Bond Trust
   Mid Cap Intersection Trust
   Mid Cap Stock Trust
   Natural Resources Trust
   Small Cap Growth Trust
   Small Cap Value Trust
WESTERN ASSET MANAGEMENT COMPANY
   High Yield Trust
   Strategic Bond Trust
   U.S. Government Securities Trust

(1)  RREEF America L.L.C. provides sub-subadvisory services to DIMA.

(2) The Small Cap Opportunities Trust is subadvised by Dimensional Fund Advisors LP and Invesco Aim Capital Management, Inc.

(3) The Science & Technology Trust is subadvised by RCM Capital Management LLC and T. Rowe Price Associates, Inc.

(4)  Morgan Stanley Investment Management, Inc. doing business as Van Kampen.

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED BY, ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE SEPARATE ACCOUNTS AND THE VARIABLE INVESTMENT OPTIONS THAT YOU SHOULD KNOW BEFORE INVESTING. THE CONTRACTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Venture 2009
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JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
ANNUITIES SERVICE CENTER    MAILING ADDRESS
164 Corporate Drive         Post Office Box 9505
Portsmouth, NH 03801-6815   Portsmouth, NH 03802-9505
(617) 663-3000 or           www.jhannuities.com
(800) 344-1029

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
ANNUITIES SERVICE CENTER    MAILING ADDRESS
164 Corporate Drive         Post Office Box 9506
Portsmouth, NH 03801-6815   Portsmouth, NH 03802-9506
(877) 391-3748 or           www.jhannuitiesnewyork.com
(800) 551-2078



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                                Table of Contents

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
I. GLOSSARY OF SPECIAL TERMS .............................................     2
II. OVERVIEW .............................................................     5
III. FEE TABLES ..........................................................    10
   EXAMPLES ..............................................................    12
IV. GENERAL INFORMATION ABOUT US, THE SEPARATE ACCOUNTS AND THE
   PORTFOLIOS ............................................................    16
   THE COMPANIES .........................................................    16
   THE SEPARATE ACCOUNTS .................................................    16
   THE PORTFOLIOS ........................................................    17
   VOTING INTEREST .......................................................    23
V. DESCRIPTION OF THE CONTRACT ...........................................    24
   ELIGIBLE PLANS ........................................................    24
      Eligibility Restrictions ...........................................    24
   ACCUMULATION PERIOD PROVISIONS ........................................    24
      Purchase Payments ..................................................    24
      Accumulation Units .................................................    25
      Value of Accumulation Units ........................................    25
      Net Investment Factor ..............................................    25
      Transfers Among Investment Options .................................    26
      Maximum Number of Investment Options ...............................    27
      Telephone and Electronic Transactions ..............................    27
      Special Transfer Services - Dollar Cost Averaging ..................    27
      Special Transfer Services - Asset Rebalancing Program ..............    28
      Withdrawals ........................................................    28
      Signature Guarantee Requirements for Surrenders and Partial
         Withdrawals .....................................................    29
      Special Withdrawal Services - The Income Plan ......................    29
      Special Withdrawal Services - The Income Made Easy Program .........    30
      Death Benefit During Accumulation Period ...........................    30
   PAY-OUT PERIOD PROVISIONS .............................................    31
      General ............................................................    31
      Annuity Options ....................................................    32
      Determination of Amount of the First Variable Annuity Payment ......    34
      Annuity Units and the Determination of Subsequent Variable Annuity
         Payments ........................................................    35
      Transfers During Pay-out Period ....................................    35
      Death Benefit During Pay-out Period ................................    35
   OTHER CONTRACT PROVISIONS .............................................    35
      Right to Review ....................................................    35
      Ownership ..........................................................    36
      Annuitant ..........................................................    36
      Beneficiary ........................................................    37
      Spouse .............................................................    37
      Modification .......................................................    37
      Our Approval .......................................................    37
      Misstatement and Proof of Age, Sex or Survival .....................    37
   FIXED INVESTMENT OPTIONS ..............................................    37
VI. OPTIONAL BENEFITS ....................................................    39
   OVERVIEW ..............................................................    39
   GENERAL INFORMATION ABOUT GUARANTEED MINIMUM WITHDRAWAL BENEFIT
      RIDERS .............................................................    39
      Availability of Guaranteed Minimum Withdrawal Benefit Riders .......    39
      Rider Fees .........................................................    40
      Restrictions on Additional Purchase Payments .......................    41
      Restrictions on Investment Options Under Guaranteed Minimum
         Withdrawal Benefit Riders .......................................    41
      Increases in Guaranteed Amounts ....................................    42
      Withdrawals, Distributions and Settlements under Guaranteed Minimum
         Withdrawal Benefit Riders .......................................    42
      Additional Annuity Options .........................................    44
      Comparison between Guaranteed Minimum Withdrawal Benefits and
         Annuity Payments ................................................    44
      Impact of Death Benefits ...........................................    44
      Tax Considerations .................................................    45
      FEATURES OF THE INCOME PLUS FOR LIFE 5.09 SERIES ...................    45
   ANNUAL STEP DEATH BENEFIT .............................................    52
VII. CHARGES AND DEDUCTIONS ..............................................    53
   WITHDRAWAL CHARGES ....................................................    53
      Waiver of Applicable Withdrawal Charge - Confinement to Eligible
         Nursing Home ....................................................    54
   ANNUAL CONTRACT FEE ...................................................    54
   ASSET-BASED CHARGES ...................................................    54
      Daily Administration Fee ...........................................    55
      Mortality and Expense Risks Fee ....................................    55
   REDUCTION OR ELIMINATION OF CHARGES AND DEDUCTIONS ....................    55
   PREMIUM TAXES .........................................................    56
VIII. FEDERAL TAX MATTERS ................................................    57
   INTRODUCTION ..........................................................    57
   OUR TAX STATUS ........................................................    57
   SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFITS ..........................    57
   NONQUALIFIED CONTRACTS ................................................    58
      Undistributed Gains ................................................    58
      Taxation of Annuity Payments .......................................    58
      Surrenders, Withdrawals and Death Benefits .........................    58
      Taxation of Death Benefit Proceeds .................................    59
      Penalty Tax on Premature Distributions .............................    59
      Exchanges of Annuity Contracts .....................................    59
      Puerto Rico Nonqualified Contracts .................................    59
      Diversification Requirements .......................................    60
   QUALIFIED CONTRACTS ...................................................    60
      Required Minimum Distributions .....................................    61
      Penalty Tax on Premature Distributions .............................    62
      Rollovers and Transfers ............................................    62
      Section 403(b) Qualified Plans .....................................    63
      Puerto Rico Contracts Issued to Fund Retirement Plans ..............    64
IX. GENERAL MATTERS ......................................................    65
   ASSET ALLOCATION SERVICES .............................................    65
   DISTRIBUTION OF CONTRACTS .............................................    65
      Standard Compensation ..............................................    65
      Revenue Sharing and Additional Compensation ........................    65
      Differential Compensation ..........................................    66
   CONFIRMATION STATEMENTS ...............................................    66
   REINSURANCE ARRANGEMENTS ..............................................    66
   STATEMENTS OF ADDITIONAL INFORMATION ..................................    66
APPENDIX A: EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE .................   A-1
APPENDIX B: QUALIFIED PLAN TYPES .........................................   B-1
APPENDIX C: JOHN HANCOCK USA ANNUITY EXCHANGE PROGRAM ....................   C-1
APPENDIX D: ADDITIONAL AVAILABILITY OF GUARANTEED MINIMUM WITHDRAWAL
   BENEFIT RIDERS ........................................................   D-1
APPENDIX E: ADDITIONAL INFORMATION ABOUT INCOME PLUS FOR LIFE 12.08 SERIES
   RIDERS ................................................................   E-1
APPENDIX U: TABLES OF ACCUMULATION UNIT VALUES ...........................   U-1
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